Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-200998) of On Deck Capital, Inc.

2.	Registration Statement (Form S-8 No. 333-209938) of On Deck Capital, Inc.

3.	Registration Statement (Form S-3 No. 333-216800) of On Deck Capital, Inc.

4.	Registration Statement (Form S-8 No. 333-216801) of On Deck Capital, Inc.

of our report dated March 2, 2018, with respect to the consolidated financial statements of On Deck Capital, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of On Deck Capital, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
New York, New York
March 2, 2018